UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   QNB CORP.
             (Exact name of registrant as specified in its charter)

         PENNSYLVANIA                                  23-2318082
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

                              15 North Third Street
                       QUAKERTOWN, PENNSYLVANIA 18951-9005
                    (Address of Principal Executive Offices)

                       QNB CORP. 2005 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                                     WITH A COPY TO:
Thomas J. Bisko                                      Kimberly J. Decker, Esquire
President and Chief Executive Officer                Barley Snyder LLC
QNB Corp.                                            126 East King Street
15 North Third Street                                Lancaster, PA 17602
QUAKERTOWN, PA 18951-9005
(Name and address of agent for service)

                                 (215) 538-5600

          (Telephone number, including area code of agent for service)

                                    CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Title of Securities to    Amount to be           Proposed Maximum        Proposed Maximum       Amount of
be Registered             Registered(1)(2)       Offering Price Per      Aggregate Offering     Registration Fee (3)
                                                 Share(2)(3)             Price(2)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, Par value   200,000                $ 31.10                 $6,216,000             $732.09
$0.625
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) This Registration Statement shall also cover an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock of QNB Corp. registered hereby as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock pursuant to Rule 416 of the Securities Act of 1933, as amended.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) Calculated pursuant to Rule 457(c) and Rule 457(h)(1). The offering price is estimated solely for the purpose of calculating the amount of the registration fee and is based upon the average of the closing bid and asked prices of the common stock of QNB on June 16, 2005.

This Registration Statement shall become automatically effective upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 CFR
Section 230.462.

                         EXHIBIT INDEX BEGINS ON PAGE 7

                                     PART I

         QNB Corp. files this registration statement to register 200,000 shares of QNB Corp. common stock that it may issue pursuant to the terms and conditions of the QNB Corp. 2005 Stock Incentive Plan.

         QNB prepared a prospectus meeting the requirements of Part I of Form S-8. The prospectus is not included in this registration statement. QNB will deliver the prospectus to each plan participant pursuant to Rule 428(b)(1) of the Securities Act of 1933.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the registrant with the Securities and Exchange Commission are incorporated in and made a part of this registration statement by reference as of their respective dates:

         (a) The registrant's Annual Report on Form 10-K filed on March 15, 2005 for the year ended December 31, 2004.

         (b) The registrant's Form 10-Q filed on May 9, 2005 for the quarter ended March 31, 2005.

         (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by Registrant's latest annual report or prospectus referred to in (a) above.

         (d) The description of the Company's Common Stock which appears in the Company's Prospectus filed on or about August 4, 1989, which forms a part of the Company's Registration Statement on Form 8-A, Registration No. 0-17706, and the Company's Report on Form 10-C filed on June 15, 1994.

All documents hereinafter filed by the registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

The organizational documents of QNB Corp. provide for (1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by QNB Corp.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in
Item 601 of Regulation S-K):

         See Exhibit Index.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Quakertown, State of Pennsylvania, on June 21, 2005.

                                   QNB CORP.


                                   By:    /s/ Thomas J. Bisko
                                        ----------------------------------------
                                          Thomas J. Bisko
                                          President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Each person whose signature appears below also constitutes and appoints Thomas J. Bisko and Bret H. Krevolin and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                                     CAPACITY                           DATE


/s/ Norman L. Baringer
____________________________                  Director                           June 21, 2005
Norman L. Baringer

/s/ Thomas J. Bisko                           Director, President and Chief
____________________________                  Executive Officer (Principal       June 21, 2005
Thomas J. Bisko                               Executive Officer)


____________________________                  Director                           June 21, 2005
Kenneth F. Brown, Jr.

/s/ Dennis Helf
____________________________                  Director                           June 21, 2005
Dennis Helf

/s/ Bret H. Krevolin
____________________________                  Chief Financial Officer            June 21, 2005
Bret H. Krevolin                              (Principal Accounting Officer)

/s/ G. Arden Link
____________________________                  Director                           June 21, 2005
G. Arden Link

/s/ Charles M. Meredith, III
____________________________                  Director                           June 21, 2005
Charles M. Meredith, III

                                       4

SIGNATURE                                     CAPACITY                           DATE

/s/ Anna Mae Papso
____________________________                  Director                           June 21, 2005
Anna Mae Papso


____________________________                  Director                           June 21, 2005
Gary S. Parzych

/s/ Henry L. Rosenberger
____________________________                  Director                           June 21, 2005
Henry L. Rosenberger

/s/ Edgar L. Stauffer
____________________________                  Director                           June 21, 2005
Edgar L. Stauffer

                                  Exhibit Index

NUMBER          EXHIBIT

5.1             Opinion of Barley Snyder LLC re:  legality of the securities

23.1            Consent of Barley Snyder LLC (this Exhibit is part of Exhibit 5)

23.2            Consent of Snodgrass

23.3            Consent of KPMG LLP

24.1            Power of attorney (included as part of the Signature Page)

99.1 QNB Corp. 2005 Stock Incentive Plan, incorporated by reference to Exhibit B to QNB Corp.'s proxy statement, filed
                April 15, 2005.

                                       6